CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated July 15, 1999, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-64045) and related Prospectus of Charter Equipment Lease 1999-1 LLC for the registration of approximately $166,169,936 million of lease-backed notes.


                                                 /s/ Ernst & Young LLP

                                                     Ernst & Young LLP


Memphis, Tennessee
August 10, 1999